SUPPLEMENT TO
PROSPECTUS SUPPLEMENT DATED JANUARY 27, 2006
(TO PROSPECTUS DATED JANUARY 27, 2006)



                                $1,196,264,100
                                 (Approximate)

                                  CWALT, INC.
                                   Depositor

                         [LOGO OMITTED]Countrywide(r)
                              Sponsor and Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer

                        Alternative Loan Trust 2006-OC1
                                Issuing Entity

              Mortgage Pass-Through Certificates, Series 2006-OC1



         This Supplement revises the Prospectus Supplement dated January 27, 2006 to the Prospectus dated January 27, 2006 with respect to the above captioned series of certificates as follows:

         1. Notwithstanding the information set forth on the cover page of the Prospectus Supplement, the Price to Public, Underwriting Discount and Proceeds to Depositor with respect to the Class M-7 Certificates will be 100.00000%, 0.12060% and 99.87940%, respectively.

         2. Notwithstanding the information set forth on Page S-144 of the Prospectus Supplement under the heading "Method of Distribution", the Selling Concession and Reallowance Discount with respect to the Class M-7 Certificates will be 0.36180% and 0.18090%, respectively.





                      Countrywide Securities Corporation

               The date of this Supplement is February 8, 2006.